UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2011

GENEREX BIOTECHNOLOGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-29169	98-0178636
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

33 Harbour Square, Suite 202, Toronto, Ontario Canada	M5J 2G2
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 364-2551

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 24, 2011, Generex Biotechnology Corporation, a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors, relating to the offering and sale (the “Offering”) of up to $6 million of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and warrants to purchase shares of Common Stock.  The Purchase Agreement requires the Company to issue and the investors to purchase an aggregate of 12,000,000 shares of Common Stock together with warrants to purchase an aggregate of 12,000,000 shares of Common Stock for a total purchase price of $3,000,000 at the initial closing (the “Initial Closing”).  The warrants will be immediately exercisable, expire five years after issuance and have an exercise price of $0.25 per share.  The investors will also have the option to purchase up to an additional $3,000,000 of shares of Common Stock and warrants to purchase shares of Common Stock during the 60 days following the Initial Closing.  The purchase price of such additional shares of Common Stock and the exercise of price of such additional warrants will be $0.25 per share.

The exercise price of the warrants issued to the investors will be subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions.  The exercise price of the warrants will also be subject to an adjustment upon the occurrence of certain events, including the issuance by the Company of securities at a price per share less than the exercise price then in effect. If the Company issues shares of common stock or options exercisable for or securities convertible into common stock at an effective price per share of common stock less than the exercise price then in effect, the exercise price will be reduced to the effective price of the new issuance.  In addition, with any reduction to the exercise price, the number of shares of common stock that may be purchased upon exercise of each warrant will be increased, so that after such adjustment the aggregate warrant exercise price payable for the adjusted number of shares issuable upon exercise will be the same as the aggregate warrant exercise price in effect immediately prior to such adjustment.

The Purchase Agreement contains representations and warranties and covenants for each party, which must be true and have been performed at each closing.  The investors have agreed not to engage in any activities in violation of Regulation SHO with respect to the shares of the Common Stock, the warrants and the shares of Common Stock issuable upon exercise of the warrants.

With very limited exceptions, the investors will have a pro rata right of first refusal in respect of participation in any private debt or equity financings undertaken by the Company during the 12 months following the Initial Closing.

During the 90 days following the Initial Closing, the Company has agreed not to implement: (a) any debt or equity financings; or (b) a reverse stock split in respect of its outstanding shares of Common Stock.

The Company has agreed to indemnify and hold the investors harmless against certain liabilities in connection with the issuance and sale of the shares and warrants under the Purchase Agreement.

The purchase price per share for the Initial Closing was $0.25, and the Company raised gross proceeds of approximately $3,000,000 at such Initial Closing, before estimated offering expenses of approximately $100,000 which includes the finders’ fee.  In consideration for introducing the Company to the investors, the Company will pay Seahawk Capital Partners, Inc., a finders’ fee equal to 8% of the gross proceeds from the Initial Closing, consisting of 2% in cash ($60,000) and 6% in shares of Common Stock based on a per share price of $0.25 (720,000 shares).  The shares issued to Seahawk will be issued pursuant to the Prospectus Supplement.

The Offering is made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-164591), which was declared effective by the Securities and Exchange Commission on February 9, 2010.  The Company, pursuant to Rule 424(b) under the Securities Act of 1933, has filed with the Securities and Exchange Commission a prospectus supplement relating to the Offering.

On January 25, 2011, the Company issued a press release announcing the Purchase Agreement and Initial Closing.  A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

The foregoing is only a summary of the material terms of the Purchase Agreement, and the form of the warrant issued to the investor and does not purport to be a complete description of the rights and obligations of the parties thereunder.  The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.   The foregoing description of the form of warrant issued to the investors is qualified in its entirety by reference to the form of warrant, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

This Current Report on Form 8-K contains forward-looking statements that involve risk and uncertainties, such as statements related to the anticipated subsequent closings of the Offering.  The risks and uncertainties involved include the Company’s ability to satisfy certain conditions to closing on a timely basis or at all, the substantial dilution to current stockholders as a result of the purchase price discount offered to the investors, and the market overhang of shares available for sale that may develop as a result of the subsequent resale by the investors of the shares they may purchase under the Purchase Agreement, as well as other risks detailed from time to time in the Company’s periodic filings with the Securities and Exchange Commission.

(d)	Exhibits.

Exhibit Number	Description

4.1	Form of Warrant issued to the investors

10.1	Form of Securities Purchase Agreement dated January 24, 2011 by and between Generex Biotechnology Corporation and the investors

99.1	Press Release, dated January 25, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENEREX BIOTECHNOLOGY CORPORATION.

Date: January 25, 2011	/s/ Rose C. Perri
Chief Operating Officer and Chief Financial Officer (principal financial officer)

EXHIBIT INDEX

Exhibit Number	Description

4.1	Form of Warrant issued to the investors

10.1	Form of Securities Purchase Agreement dated January 24, 2011 by and between Generex Biotechnology Corporation and the investors

99.1	Press Release, dated January 25, 2011.